Exhibit 10(rr)

To:
(Name of Recipient)
     There hereby is granted to you, as an officer or employee of Agilysys, Inc. (the “Company”) or a Subsidiary of the Company, a stock-settled stock appreciation right (the “SSAR”) to purchase            Company Common Shares, without par value (the “Shares”), at a price of $___ per share (the “Exercise Price”). This SSAR is granted to you pursuant to the Agilysys, Inc. 2006 Stock Incentive Plan, as amended from time to time, (the “Plan”) and is subject to the terms and conditions set forth in the Agreement below.
Date of Grant:
     Please be sure to consult with your tax or legal advisors before exercising any SSARs hereunder. Please acknowledge your acceptance of the terms of this SSAR by signing on the reverse side.
AGILYSYS, INC.

By:
Martin F. Ellis
President and Chief Executive Officer

STOCK APPRECIATION RIGHT AGREEMENT
     THIS AGREEMENT is entered into as of the date of grant set forth above by and between the Company and the Recipient named above. Terms not defined herein have the meanings ascribed to such terms in the Plan.
1. Grant of SSAR. Effective as of the date of grant set forth above, the Company grants to the Recipient, upon the terms and subject to the conditions set forth hereinafter, the right to gains above the Exercise Price on the number of Shares set forth above.
2. Term. The term of the SSAR shall be for a period of seven (7) years from the date of grant, and the SSAR shall expire at the close of regular business hours at the Company’s principal office on the last day of the term of the SSAR, or, if earlier, on the applicable expiration date provided for in sections 4 and 5 hereof.
3. Vesting. Except as otherwise provided herein, the SSAR shall become exercisable with respect to the number of Shares indicated as of the date indicated opposite such number below:

Number of Shares	Date as of
As to Which SSAR	Which SSAR
May be Exercised	May be Exercised

4. Exercisability. To the extent that the SSAR has become exercisable with respect to a number of Shares, as provided herein, the SSAR may thereafter be exercised by the Recipient either as to all or any part of such Shares at any time or from time-to-time prior to expiration or other termination of the SSAR. Except as provided in sections 4 and 5 hereof, the SSAR may not be exercised at any time unless the Recipient shall be an employee of the Company or a Subsidiary (an “Employee”) at such time. So long as the Recipient shall continue to be an Employee, the SSAR shall not be affected by (a) any temporary leave of absence approved in writing by the Company or one of its Subsidiaries, or (b) any change of duties or position (including transfer to or from a Subsidiary).
     If the Recipient ceases to be an Employee by reason of his Retirement, the SSAR shall be deemed Vested with respect to all Shares then subject to the SSAR, and the Recipient’s right to exercise the SSAR shall terminate upon the last day of the term of the SSAR.
     If the Recipient ceases to be an Employee due to his Disability, the SSAR shall be deemed Vested with respect to all Shares then subject to the SSAR, and the Recipient’s right to exercise the SSAR shall terminate upon the earlier of the date that is one (1) year from the date of such cessation of employment or the last day of the term of the SSAR.
     If the Recipient ceases to be an Employee by reason of his termination for Cause, this SSAR shall terminate immediately upon such termination.
     If the Recipient ceases to be an Employee for any reason other than his death, Disability, Retirement, or termination for Cause, the SSAR may be exercised only to the extent of the exercise rights, if any, which had accrued as of the date of such cessation pursuant to section 3 hereof and which have not theretofore been exercised; provided, however, that upon written request, the Committee may in its absolute discretion determine (but shall be under no obligation to determine) that such accrued exercise rights shall be deemed to include additional Shares covered by the SSAR. Upon any such cessation of employment, such accrued exercise rights shall in any event terminate upon the earlier of the date that is ninety (90) days from the date of such cessation of employment or the last day of the term of the SSAR.
     Nothing contained in this Agreement shall confer upon the Recipient any right to continue in the employ of the Company or any of its Subsidiaries, or to limit or interfere in any way with the right of the Company or any such Subsidiary to terminate his employment at any time, with or without Cause.
5. Death of Recipient. If the Recipient dies while an Employee, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the SSAR (the “Personal Representative”) shall be entitled to exercise the SSAR as to all of the Shares then subject to the SSAR. Such exercise rights shall terminate upon the earlier of the date one (1) year from the date of the Recipient’s death or the last day of the term of the SSAR. If the Recipient dies during the two (2) year period following his date of Retirement, the Personal Representative shall be entitled to exercise the SSAR, and such SSAR shall remain exercisable until the later of the last day of such two (2) year period or one (1) year from the date of the Recipient’s death, but in no event shall the SSAR be exercisable after the last day of the term of the SSAR. If the Recipient dies during the one (1) year period commencing on the date of his termination due to his Disability, the Personal Representative shall be entitled to exercise the SSAR, and such SSAR shall remain exercisable until one (1) year from the date of such death, but in no event shall the SSAR be exercisable after the last day of the term of the SSAR.
6. Vesting Acceleration and Waiver of Terms and Conditions. Upon a Change in Control, this SSAR shall become fully exercisable as to all Shares then subject to the SSAR. The Committee also has the power and authority to waive or accelerate the vesting provisions of the SSAR, or to waive or modify the other terms and conditions of and restrictions and limitations on the SSAR, provided such waiver or modification is not inconsistent with the terms of the Plan and any operative employment agreement.
     Method of Exercise. The SSAR may be exercised by delivery to the Secretary or Assistant Secretary of the Company at its principal office, 28925 Fountain Parkway, Solon, Ohio 44139, of a completed Notice of Exercise of SSAR (obtainable from the Secretary or Assistant Secretary of the Company) by or on behalf of the person entitled to exercise the SSAR, setting forth the number of Shares with respect to which the SSAR. The SSAR will be settled in shares of the Company’s Common Stock, net of the Exercise Price and any required tax withholding.
7. Issuance of Shares. Upon receipt by the Company prior to expiration of the SSAR of a duly completed Notice of Exercise of SSAR and, with respect to any SSAR exercised by any person other than the Recipient, by proof satisfactory to the Committee of the right of such person to exercise the SSAR, and subject to section 9 hereof, the Company shall deliver to the Recipient the net number of Shares derived after accounting for the Exercise Price and any required tax withholding. The Recipient or such other person exercising the SSAR shall not have any of the rights of a shareholder with respect to the Shares covered by the SSAR until such Shares are delivered to the Recipient or such other person exercising the SSAR.
8. Regulatory Compliance. The Recipient hereby agrees that the Company shall not be obligated to issue any Shares upon exercise of the SSAR if such issuance would cause the Company to violate any federal or state law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission and The Nasdaq Stock Market) having jurisdiction over the affairs of the Company. The Recipient agrees that the Recipient will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Shares complies with the provisions of this section.
9. Investment Representation of Recipient.
     (a) The Recipient represents to the Company that the Recipient understands that, unless at the time of exercise of the SSAR a registration statement under the Securities Act of 1933, as amended, is in effect covering the Shares, as a condition to the exercise of the SSAR the Company may require the Recipient to represent that the Recipient is acquiring the Shares for the Recipient’s own account only and not with a view to, or for sale in connection with, any distribution of the Shares.
     (b) The Recipient understands and agrees that the certificate or certificates representing any Shares acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.
10. Notification of Disposition of Shares. The Recipient agrees that if he or she should dispose of any Shares acquired upon the exercise of this SSAR, including a disposition by sale, exchange, gift or transfer of legal title, within two (2) years after the date such SSAR was granted to the Recipient or within one (1) year after the transfer of such Shares to the Recipient upon the exercise of such SSAR, the Recipient shall notify the Company within three (3) days after such disposition.
11. Binding Agreement; Transferability. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and the heirs, estate and Personal Representatives of the Recipient. The SSAR shall not be transferable other than by will or the laws of descent and distribution, and the SSAR may be exercised during the lifetime of the
Recipient only by the Recipient (or such other person as may be permitted to exercise an SSAR on behalf of the Recipient).
12. Plan Controls. This Agreement is subject to all of the terms, conditions, and provisions of the Plan as amended from time-to-time, and to such rules, regulations, and interpretations of the Plan as may be adopted by the Committee and in effect from time-to-time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed above on its behalf by the executive officer thereunto duly authorized, and the Recipient has hereunto below set his hand, all as of the day and year first above written.

(Signature of Recipient)